EXECUTION

STANDARD TERMS

TO

MASTER SERVICING

AND

TRUST AGREEMENT

GS Mortgage Securities Corp.
Depositor

GreenPoint Mortgage Funding Trust 2006-OH1
Mortgage Pass-Through Certificates, Series 2006-OH1

December 2006 Edition

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

Section 1.01	Definitions	1

ii

RECITALS

GS Mortgage Securities Corp. (the “Depositor”), a trustee (together with its successors and assigns, the “Trustee”), a securities administrator (together with its successors and assigns, the “Securities Administrator”), one or more custodians (each, together with its successors and assigns, a “Custodian” and collectively, the “Custodians”), and a master servicer (together with its successors and assigns, the “Master Servicer”) identified in the Trust Agreement (as defined below), have entered into the Trust Agreement that provides for the issuance of mortgage pass-through certificates (the “Certificates”) that in the aggregate evidence the entire interest in Mortgage Loans or certificates or securities evidencing an interest therein and other property conveyed to the Trust Fund created by such Trust Agreement. These Standard Terms are a part of, and are incorporated by reference into, the Trust Agreement.

STANDARD PROVISIONS

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties made in the Trust Agreement and as hereinafter set forth, the Depositor, the Trustee, the Securities Administrator, the Custodian(s) and the Master Servicer agree as follows:
ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein but not defined herein shall have the meanings given them in the Servicing Agreement or the Sale Agreement. Whenever used in the Trust Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 13.04 of the Trust Agreement.

60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two (2) months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Account: Any of the Certificate Account or the Excess Reserve Fund Account. Each such Account shall be a separate Eligible Account.

Accrued Certificate Interest: With respect to any Class of Certificates and each Distribution Date, the product of (a) the Pass-Through Rate for such Class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 360 and (c) the applicable Class Principal Balance.

Additional Form 10-D Disclosure: As defined in Section 13.03 of the Trust Agreement.

Additional Form 10-K Disclosure: As defined in Section 13.04 of the Trust Agreement.

Additional Servicer: Each affiliate of each Servicer that services any of the Mortgage Loans and each Person who is not an affiliate of the any Servicer, who services 10% or more of the Mortgage Loans. For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the related Mortgage Interest Rate less the Expense Fee Rate.

Administrative Fee Rate: Not applicable.

Administrative Fees: Not applicable.

Advance: Any Delinquency Advance or Servicing Advance.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement or Trust Agreement: The Master Servicing and Trust Agreement as supplemented by these Standard Terms, and all amendments or supplements thereto and hereto.

Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Principal Balance of the Offered Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

Assignment Agreement: A Step 1 Assignment Agreement or a Step 2 Assignment Agreement.

Auction Call: As defined in Section 9.03(b) of the Trust Agreement.

Available Funds: With respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator on behalf of the Trustee, with respect to the Mortgage Loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodian and the Trustee, if any, payable with respect to such Distribution Date: (i) the aggregate amount of scheduled payments on the Mortgage Loans due on the Due Date in the related Due Period and received by the Servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Servicing Fee Rate for that Distribution Date, together with any related Delinquency Advances for that Distribution Date; (ii) certain unscheduled payments in respect of the Mortgage Loans received by the Servicers during the related Prepayment Period, including partial or full prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) Compensating Interest payments in respect of Prepayment Interest Shortfalls for that Distribution Date; (iv) all amounts received with respect to such Distribution Date in connection with a purchase or repurchase of a Deleted Mortgage Loan (including, with respect to any First Payment Default Mortgage Loan, only the First Payment Default Purchase Price); and (v) all proceeds received with respect to any Avelo Call or Auction Clean-Up Call in connection with any optional clean-up call as provided in Section 11.01 of the Trust Agreement.

Available Funds Rate: For any Distribution Date, the per annum rate equal to the product of (x) the Interest Remittance Amount plus full and partial prepayment amounts received on the Mortgage Loans and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of such Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date) and multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. Holders of a Class of Certificates subject to the Available Funds Rate for any Distribution Date shall be entitled to receive the resulting Interest Carryforward Amount from amounts received from Net Monthly Excess Cash Flow, if any, in future periods.

Avelo: Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors in interest and assigns.

Avelo Call: As defined in Section 11.01 of the Trust Agreement.

Avelo Servicing Agreement: The Flow Servicing Agreement, dated as of January 1, 2006, between Avelo and GSMC, as modified by the related Assignment Agreements.

Back-Up Certification: As defined in Section 13.06 of the Trust Agreement.

Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

Basis Risk Carry Forward Amount: With respect to each Class of Offered Certificates (other than the Residual Certificates), as of any Distribution Date, an amount equal to the amount of the related Basis Risk Shortfall on that Class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Net Monthly Excess Cash Flow, calculated at the then applicable Pass-Through Rate for such Class, without giving effect to the Net Rate Cap.

Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments).

Basis Risk Shortfall: On any Distribution Date when the Pass-Through Rate for any Class of Offered Certificates (other than the Residual Certificates) is based upon the Net Rate Cap, an amount equal to the excess of (i) Accrued Certificate Interest for that Class calculated at a rate equal to One-Month LIBOR plus the related margin (as set forth in the Preliminary Statement), over (ii) Accrued Certificate Interest for that Class calculated assuming the Net Rate Cap is equal to the Net WAC Cap Rate.

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions are authorized or obligated by law or executive order to be closed in (a) the States of New York, California, Maryland and Minnesota, (b) with respect to a Servicer, the State in which such Servicer’s servicing operations are located or (c) the State in which the Corporate Trust Office of the Securities Administrator and the Trustee are located.

Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached to the Trust Agreement as exhibits.

Certificate Account: The separate Eligible Account created by the Securities Administrator pursuant to Section 3.01(b) of the Trust Agreement in the name of the Securities Administrator as paying agent for the benefit of the Trustee and the Certificateholders and designated “Wells Fargo Bank, N.A., as paying agent, in trust for registered Holders of GreenPoint Mortgage Funding Trust 2006-OH1, Mortgage Pass-Through Certificates, Series 2006-OH1.” Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in the Trust Agreement. So long as Wells Fargo shall be both the Master Servicer and the Securities Administrator, the Master Servicer Account shall be the same account as, or a sub-account of, the Certificate Account, as provided in Section 3.01(b) of the Trust Agreement.

Certificate Balance: With respect to any Class of Offered Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinate Certificates and the Class A-2 and Class A-3 Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class of Subordinate Certificates, Class A-2 Certificates or Class A-3 Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Principal Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X and Class P Certificates have no Certificate Balance.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Rate: With respect to each Class of Certificates on any Distribution Date, the percentage per annum rate or other entitlement to interest described in the Preliminary Statement.

Certificate Register: The register maintained pursuant to Section 5.02 of the Trust Agreement.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to the Trust Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision of the Trust Agreement that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certification Parties: As defined in Section 13.06 of the Trust Agreement.

Certifying Person: As defined in Section 13.06 of the Trust Agreement.

Class: All Certificates bearing the same class designation as set forth in the Trust Agreement.

Class A-1 Certificates: All Certificates bearing the Class designation of “Class A-1.”

Class A-2 Certificates: All Certificates bearing the Class designation of “Class A-2.”

Class A-3 Certificates: All Certificates bearing the Class designation of “Class A-3.”

Class A Certificates: The Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates.

Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the Principal Distribution Amount for that Distribution Date and (b) the excess of (1) the aggregate Certificate Balance of the Class A Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) 81.750% for any Distribution Date prior to the Distribution Date in January 2013 or 85.400% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class IO Shortfalls: As defined in Section 8.14. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest on such Distribution Date, all as further provided in Section 8.14.

Class M Certificates: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

Class M-1 Certificates: All Certificates bearing the Class designation of “Class M-1.”

Class M-1 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and (b) the excess of (1) the sum of (A) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (B) the Class Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date, over (2) the lesser of (A) the product of (x) 88.625% for any Distribution Date prior to the Distribution Date in January 2013 or 90.900% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Certificates: All Certificates bearing the Class designation of “Class M-2.”

Class M-2 Principal Distribution Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (b) the excess of (1) the sum of (A) the aggregate Certificate Balance of the Class A Certificates and the Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount) and (B) the Class Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date, over (2) the lesser of (A) the product of (x) 90.500% for any Distribution Date prior to the Distribution Date in January 2013 or 92.400% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-3 Certificates: All Certificates bearing the Class designation of “Class M-3.”

Class M-3 Principal Distribution Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (b) the excess of (1) the sum of (A) the aggregate Certificate Balance of the Class A Certificates and the Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount) and (B) the Class Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date, over (2) the lesser of (A) the product of (x) 91.875% for any Distribution Date prior to the Distribution Date in January 2013 or 93.500% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-4 Certificates: All Certificates bearing the Class designation of “Class M-4.”

Class M-4 Principal Distribution Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (b) the excess of (1) the sum of (A) the aggregate Certificate Balance of the Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount) and (B) the Class Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date, over (2) the lesser of (A) the product of (x) 93.250% for any Distribution Date prior to the Distribution Date in January 2013 or 94.600% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-5 Certificates: All Certificates bearing the Class designation of “Class M-5.”

Class M-5 Principal Distribution Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (b) the excess of (1) the sum of (A) the aggregate Certificate Balance of the Class A Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount) and (B) the Class Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date, over (2) the lesser of (A) the product of (x) 94.625% for any Distribution Date prior to the Distribution Date in January 2013 or 95.700% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-6 Certificates: All Certificates bearing the Class designation of “Class M-6.”

Class M-6 Principal Distribution Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (b) the excess of (1) the sum of (A) the aggregate Certificate Balance of the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount) and (B) the Class Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date, over (2) the lesser of (A) the product of (x) 95.875% for any Distribution Date prior to the Distribution Date in January 2013 or 95.875% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-7 Certificates: All Certificates bearing the Class designation of “Class M-7.”

Class M-7 Principal Distribution Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (b) the excess of (1) the sum of (A) the aggregate Certificate Balance of the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount) and (B) the Class Principal Balance of the Class M-7 Certificates immediately prior to that Distribution Date, over (2) the lesser of (A) the product of (x) 97.500% for any Distribution Date prior to the Distribution Date in January 2013 or 98.000% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-8 Certificates: All Certificates bearing the Class designation of “Class M-8.”

Class M-8 Principal Distribution Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (b) the excess of (1) the sum of (A) the aggregate Certificate Balance of the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount) and (B) the Class Principal Balance of the Class M-8 Certificates immediately prior to that Distribution Date, over (2) the lesser of (A) the product of (x) 98.750% for any Distribution Date prior to the Distribution Date in January 2013 or 99.000% for any Distribution Date on or after the Distribution Date in January 2013 and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class P Certificates: All Certificates bearing the Class designation of “Class P.”

Class P Interest: The Upper-Tier Regular Interest as specified and described in the Preliminary Statement and the related footnote thereto.

Class P REMIC: As defined in the Preliminary Statement.

Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class R Certificates: All Certificates bearing the Class designation of “Class R.”

Class RC Certificates: All Certificates bearing the Class designation of “Class RC.”

Class RX Certificates: All Certificates bearing the Class designation of “Class RX.”

Class RX REMIC: Either of the Class X REMIC or the Class P REMIC.

Class X Certificates: All Certificates bearing the Class designation of “Class X.”

Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

Class X Interest: The Upper-Tier Regular Interest as specified and described in the Preliminary Statement and the related footnote thereto.

Class X REMIC: As defined in the Preliminary Statement.

Closing Date: December 29, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account: The “Custodial Account” as defined in the applicable Servicing Agreement.

Combined Master Servicing and Securities Administrator Fee: The investment income earned on amounts held in the Certificate Account during the Master Servicer Float Period, as provided in Sections and 9.07 and 10.05 of the Trust Agreement.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest: For any Distribution Date and any Servicer, an amount equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary Principal Prepayments on the Mortgage Loans during the related Prepayment Period and (B) one-half of the servicing fee actually received for such month for the Mortgage Loans.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Corporate Trust Office: With respect to the Securities Administrator, the principal office of the Securities Administrator at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for Certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, GreenPoint Mortgage Funding Trust 2006-OH1, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. With respect to the Trustee, the principal office of the Trustee at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - GS06OH1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders.

Corresponding Class: The Class of interests in one Trust REMIC created under the Trust Agreement that corresponds to the Class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

Middle-Tier Regular Interest	Upper-Tier Regular Interest	Corresponding Class of Certificates
Class LT2-A1	Class A-1	Class A-1
Class LT2-A2	Class A-2	Class A-2
Class LT2-A3	Class A-3	Class A-3
Class LT2-M1	Class M-1	Class M-1
Class LT2-M2	Class M-2	Class M-2
Class LT2-M3	Class M-3	Class M-3
Class LT2-M4	Class M-4	Class M-4
Class LT2-M5	Class M-5	Class M-5
Class LT2-M6	Class M-6	Class M-6
Class LT2-M7	Class M-7	Class M-7
Class LT2-M8	Class M-8	Class M-8

Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Custodian or which at any time comes into the possession of that Custodian.

Custodian: Deutsche Bank.

Cut-off Date: December 1, 2006.

Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balance of all Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality, a Tax Event or a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement)) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Deferred Interest: The amount of interest that is deferred and added to the principal balance of a Mortgage Loan due to negative amortization.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e) of the Trust Agreement.

Deleted Mortgage Loan: A Mortgage Loan which is purchased or repurchased by the Seller, the Purchaser or the Depositor in accordance with the terms of the Sale Agreement, any Assignment Agreement or the Trust Agreement, as applicable, or which is, in the case of a substitution by any Servicer (if permitted under the applicable Servicing Agreement) or by the Purchaser pursuant to the Assignment Agreements or the Trust Agreement, replaced or to be replaced with a substitute mortgage loan.

Delinquency Advance: For each Mortgage Loan, any Monthly Advance, provided that notwithstanding anything to the contrary in any related Servicing Agreement, but in accordance with the provisions of each Assignment Agreement, the amount of any such Monthly Advance used to determine the amount of the related Delinquency Advance shall be the amount necessary to equal, when combined with any amounts paid by the respective Mortgagor, the minimum scheduled payment due under the related mortgage note, net of any related Servicing Fee.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest and assigns.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution: Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated “P-1” by Moody’s and “A-1” by Standard & Poor’s.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to each Distribution Date, the close of business of the last day of the month preceding the month in which such Distribution Date occurs.

Deutsche Bank: Deutsche Bank National Trust Company, a national banking association, and its successors in interest and assigns.

Distribution Date: The 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in January 2007.

Document Certification and Exception Report: The report attached to Exhibit F of the Trust Agreement.

Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

EDGAR: The Commission’s Electronic Data Gathering, Analysis and Retrieval system.

Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “A-1+” by Standard & Poor’s, “F1” by Fitch and “P-1” by Moody’s (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator or the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption (“PTE”) 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

ERISA-Restricted Swap Certificate: As specified in the Preliminary Statement.

Event of Default: As defined in the applicable Servicing Agreement.

Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.01(a) of the Trust Agreement in the name of the Securities Administrator as paying agent for the benefit of the Regular Certificateholders and designated “Wells Fargo Bank, N.A., as paying agent, in trust for registered Holders of GreenPoint Mortgage Funding Trust 2006-OH1, Mortgage Pass-Through Certificates, Series 2006-OH1.” Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in the Trust Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Filing Obligation: The obligations of the Master Servicer under Section 9.04 and Article XIII (except Section 13.07) of the Trust Agreement with respect to notice and information to be provided to the Depositor.

Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the Servicing Fee Rate.

Expense Fees: As to each Mortgage Loan, the fees calculated by reference to the Expense Fee Rate.

Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

Fair Market Value Excess: With respect to any Mortgage Loans to be purchased pursuant to Section 11.01 of the Trust Agreement, the excess, if any, of the Fair Market Value Price for such Mortgage Loans over the Par Value for such Mortgage Loans.

Fair Market Value Price: The sum of the aggregate fair market value of all of the assets of the Trust Fund as determined by the Securities Administrator in consultation with the Purchaser (or, if the Purchaser is unwilling or unable to serve in that capacity, a financial advisor selected by the Securities Administrator in a commercially reasonable manner, whose fees will be an expense of the Depositor (or other party causing the Terminating Purchase)), based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 11.02 of the Trust Agreement; provided, however, that in determining such aggregate fair market value, the Securities Administrator shall be entitled to conclusively rely on such bids or the opinion of a nationally recognized investment banker (the fees of which shall be an expense of the Trust). The fair market value of the assets in the Trust or the appraised value of any REO Property shall be based upon the inclusion of (i) accrued interest to the Due Date in the month in which the Termination Price is distributed to the Certificateholders, at the applicable Note Rate (less the related Servicing Fee Rate) on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage Loan which became an REO Property as to which an REO Property Disposition has not occurred), (ii) the amount of outstanding Servicing Advances to the Due Date in the month in which the Termination Price is distributed to the Certificateholders, and (iii) the amount of any costs and damages incurred by the Trust as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan remaining in the Trust.

Fannie Mae: The Federal National Mortgage Association, and its successors in interest and assigns.

Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in January 2037.

First Payment Default Mortgage Loan: Not Applicable.

First Payment Default Purchase Price: Not Applicable.

Fitch: Fitch, Inc.

Form 8-K Disclosure Information: As defined in Section 13.02 of the Trust Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest and assigns.

GreenPoint: GreenPoint Mortgage Funding, Inc., a New York corporation, and its successors in interest.

GreenPoint Sale Agreement: Flow Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2006, between GreenPoint, Inc. and GSMC.

GreenPoint Servicing Agreement: Flow Interim Servicing Agreement, dated as of October 1, 2006, between GreenPoint and GSMC, as modified by the related Assignment Agreements.

GSMC or Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns.

Holder or Certificateholder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to the Trust Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision of the Trust Agreement that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10.00% or less of the Cut-off Date Pool Principal Balance.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Accrual Period: With respect to any Distribution Date, the period commencing on the Distribution Date occurring in the preceding calendar month (or, with respect to the first Distribution Date, the Closing Date) and ending on the day before such Distribution Date, calculated on the basis of a 360-day year and the actual number of days in such Interest Accrual Period.

Interest Carryforward Amount: For any Distribution Date and any Class of Certificates, the sum of (a) the excess, if any, of (i) Accrued Certificate Interest for such Class assuming the Net Rate Cap for such Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such Class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and (b) interest on the amount calculated pursuant to clause (a) from prior Distribution Dates, calculated at the applicable Pass-Through Rate for such Class.

Interest Rate Swap Agreement: The interest rate swap agreement, dated as of December 29, 2006, between the GreenPoint Mortgage Funding Trust 2006-OH1 and the Swap Provider and assigned to the Supplemental Interest Trust or any other swap agreement (including any related schedules) assigned to the Supplemental Interest Trust.

Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, that portion of Available Funds attributable to interest relating to the Mortgage Loans for such Distribution Date less Net Swap Payment Amounts and Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment.

Investment Account: As defined in Section 3.02(a) of the Trust Agreement.

Item 1119 Party: The Depositor, the Master Servicer, the Trustee, any Servicer, any subservicer, any originator identified in the Prospectus Supplement and any Swap Provider.

LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks. The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculations based thereon, in the absence of manifest error, shall be final and binding. Except as otherwise set forth herein, absent manifest error, the Securities Administrator may conclusively rely on quotations of LIBOR as such quotations appear on Telerate Screen Page 3750.

LIBOR Certificates: The Class A Certificates and the Class M Certificates.

LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Prepayment Period preceding the month of such Distribution Date and as to which the applicable Servicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any Subsequent Recoveries.

London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Lower-Tier Principal Amount: As described in the Preliminary Statement.

Lower-Tier Regular Interest: As described in the Preliminary Statement.

Lower-Tier REMIC: As described in the Preliminary Statement.

Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

Master Servicer: Wells Fargo, and if a successor master servicer is appointed hereunder, such successor. So long as Wells Fargo shall be the Master Servicer, if Wells Fargo Bank shall resign or be terminated as Master Servicer under the Trust Agreement, Wells Fargo Bank, N.A. shall simultaneously resign or be terminated as Securities Administrator.

Master Servicer Account: The Eligible Account created pursuant to Section 3.01(b) of the Trust Agreement. So long as Wells Fargo shall be both the Master Servicer and the Securities Administrator, the Master Servicer Account shall be the same account as, or a sub-account of, the Certificate Account, as described in the definition of “Certificate Account” in these Standard Terms and as provided in Section 3.01(b) of the Trust Agreement.

Master Servicer Event of Default: As defined in Section 9.04 of the Trust Agreement.

Master Servicer Float Period: As to any Distribution Date and each Mortgage Loan, the period commencing on the Remittance Date and ending on the Distribution Date.

Master Servicing and Trust Agreement: The Master Servicing and Trust Agreement dated as of December 1, 2006 among the Depositor, the Trustee, the Master Servicer, the Securities Administrator and the Custodian.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

Middle-Tier Principal Amount: As described in the Preliminary Statement.

Middle-Tier Regular Interest: As described in the Preliminary Statement.

Middle-Tier REMIC: As described in the Preliminary Statement.

Monthly Advance: As defined in the applicable Servicing Agreement.

Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.02 of the Trust Agreement.

Moody’s: Moody’s Investors Service, Inc. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) of the Trust Agreement the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor and the Servicer.

Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of a Sale Agreement and a Servicing Agreement, each Mortgage Loan originally sold and subject to any Sale Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Servicing File, the Scheduled Payments, Principal Prepayments, Prepayment Premiums, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed to the Trust Agreement as Schedule I (which shall be delivered to the Custodian in an electronic format acceptable to the Custodian), such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Seller’s Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two family residence, three-family residence, four family residence, condominium, manufactured housing or planned unit development; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) the name of the applicable Servicer; (11) the applicable Servicing Fee Rate; (12) the current Scheduled Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV at origination and if the Mortgage Loan has a second lien, combined LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgage Loan had a second lien at origination; (20) if the Mortgage Loan has a second lien, combined loan balance as of the Cut-off Date; (21) a code indicating whether the Mortgaged Property is a leasehold estate; (22) the due date of the Mortgage Loan; (23) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer; (24) the certificate number of the Primary Mortgage Insurance Policy; (25) the amount of coverage of the Primary Mortgage Insurance Policy, and if it is a lender-paid Primary Mortgage Insurance Policy, the premium rate; (26) the type of appraisal; (27) a code indicating whether the Mortgage Loan is a MERS Loan; (28) documentation type (including asset and income type); (29) first payment date; (30) the schedule of the payment delinquencies in the prior 12 months; (31) FICO score; (32) the Mortgagor’s name; (33) the stated maturity date; (34) the original principal amount of the Mortgage Loan; and (35) the name of the Custodian.

Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Net Deferred Interest: With respect to any Distribution Date, the excess, if any, of Deferred Interest that accrued on the related Mortgage Loans during the related Due Period, over the sum of (i) the amount of Principal Prepayments received on the Mortgage Loans during the Prepayment Period related to that Distribution Date and (ii) interest received on the Mortgage Loans in excess of the Accrued Certificate Interest for all Classes of Offered Certificates (other than the Residual Certificates).

Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to Section 4.01(a)(iii) of the Trust Agreement (before giving effect to distributions pursuant to such section).

Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made on such Distribution Date.

Net Rate Cap: On any Distribution Date, the lesser of (i) the Net WAC Cap Rate and (ii) the Available Funds Rate.

Net Swap Payment Amount: With respect to any Distribution Date, the Fixed Amount (as defined in the Interest Rate Swap Agreement) payable by the Supplemental Interest Trust to the Swap Provider, pursuant to the applicable clauses of the Priorities of Distribution, on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

Net Swap Receipt Amount: With respect to any Distribution Date, the Floating Amount (as defined in the Interest Rate Swap Agreement) payable by the Swap Provider to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

Net WAC Cap Rate: With respect to any Distribution Date, the per annum rate (which will not be less than zero) equal to the excess of (i) the weighted average of the Adjusted Net Mortgage Interest Rate of the Mortgage Loans in effect for the scheduled payments due on such Mortgage Loans during the related Due Period over (ii) a fraction, the numerator of which is the product of (a) the sum of any Net Swap Payment Amounts and any Swap Termination Payments owed to the Swap Provider for such Distribution Date and (b) 12, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period and multiplied by a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

NIM Issuer: The entity established as the issuer of the NIM Securities.

NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class P and Class X Certificates.

NIM Trustee: The trustee for the NIM Securities.

Non Permitted Transferee: As defined in Section 8.12(e) of the Trust Agreement.

Nonrecoverable Delinquency Advance: Any Delinquency Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer (in accordance with the related Servicing Standard set forth in the related Servicing Agreement), the Master Servicer or any successor Master Servicer including the Trustee, as applicable, will not or, in the case of a proposed Delinquency Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer (in accordance with the related Servicing Standard set forth in the related Servicing Agreement), the Master Servicer or any successor Master Servicer including the Trustee, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

Notice of Final Distribution: The notice to be provided pursuant to Section 11.02 of the Trust Agreement to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Offered Certificates: The Class A Certificates, the Class M Certificates and the Residual Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of any Servicer or any Seller, and delivered to the Trustee and the Securities Administrator, as required by any Servicing Agreement or Sale Agreement or, in the case of any other Person, signed by an authorized officer of such Person.

Opinion of Counsel: A written opinion of counsel, who may be in house counsel for the applicable Servicer, reasonably acceptable to the Trustee and/or the Securities Administrator, as applicable (and/or such other Persons as may be set forth herein); provided that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the applicable Servicer or the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the applicable Servicer or the Master Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the applicable Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under the Trust Agreement except:

(i) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to the Trust Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans for that Distribution Date over (b) the aggregate Class Principal Balance of the Offered Certificates as of that date (after taking into account distributions of principal on those Certificates on that Distribution Date).

Overcollateralization Deficiency: With respect to any Distribution Date, the amount by which the Specified Overcollateralized Amount exceeds the Overcollateralized Amount.

Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or $2,354,262.

Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Principal Remittance Amount.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Value: An amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the Mortgage Loans (other than Mortgage Loans related to REO Properties), (2) interest accrued and unpaid on the Mortgage Loans, (3) any unreimbursed Delinquency Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee and (4) with respect to any REO Property, the lesser of (x) the appraised value of each REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, and (b) the sum of (1) the aggregate unpaid Class Principal Balance of each Class of Certificates then outstanding, (2) interest accrued and unpaid on the Certificates, (3) any unreimbursed Delinquency Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee and (4) any Net Swap Payment Amounts or any Swap Termination Payment.

Pass-Through Rate: For each Class of Certificates and each Lower-Tier Regular Interest and Middle-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee, the Securities Administrator or any of their respective Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in United States dollars and issued by any Depository Institution and rated F1+ by Fitch, P-1 by Moody’s and A-1+ by S&P;

(iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than thirty (30) days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including money market funds advised by the Depositor, the Securities Administrator or the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s, “AAAm” or “AAAm-G” by Standard & Poor’s and, if rated by Fitch, at least “AA” by Fitch; and

(vii) if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: As specified in the Preliminary Statement.

Preliminary Statement: The preliminary statement to the Trust Agreement.

Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the applicable Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

Prepayment Premium: Any prepayment premium, penalty or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by law.

Principal Distribution Amount: For any Distribution Date, the lesser of (x) the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount (as defined herein) for that Distribution Date and (y) the excess of the Available Funds over the Accrued Certificate Interest for each Class of Offered Certificates (other than the Residual Certificates) for that Distribution Date.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, including any Prepayment Premium, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during the related Due Period and received by the applicable Servicers on or prior to the related Determination Date or advanced by the applicable Servicers for the related Servicer Remittance Date; (ii) except to the extent applied to offset Deferred Interest, all full and partial Principal Prepayments received on the Mortgage Loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal and received during the related Prepayment Period; (iv) the principal portion of amounts received with respect to such Distribution Date in connection with a purchase or repurchase of a Deleted Mortgage Loan; (v) the principal portion of amounts received with respect to such Distribution Date as a Substitution Adjustment Amount received in connection with the substitution of a Mortgage Loan; and (vi) the principal portion of any proceeds received with respect to any Avelo Call or Auction Clean-Up Call in connection with any optional clean-up call as provided in Section 11.01 of the Trust Agreement.

Private Certificates: The Class P and Class X Certificates.

Prospectus Supplement: The Prospectus Supplement, dated December 21, 2006, relating to the Offered Certificates.

PTCE: Prohibited Transaction Class Exemption, issued by the U.S. Department of Labor.

PUD: A planned unit development.

Purchaser or GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns.

Rating Agency: Each of S&P and Moody’s. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(b) of the Trust Agreement, the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the related Interest Accrual Period; provided, however, that for any Definitive Certificate issued pursuant to Section 5.02(e) of the Trust Agreement, the Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Reference Bank: As defined in Section 4.04 of the Trust Agreement.

Regular Certificates: As specified in the Preliminary Statement.

Regular Interests: Any Upper-Tier Regular Interests, Middle-Tier Regular Interest or Lower-Tier Regular Interests and any regular interest in the Class P REMIC or the Class X REMIC.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Date: With respect to any Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of the month in which such Distribution Date occurs.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: As defined in Section 13.02 of the Trust Agreement.

Reporting Party: The Depositor, any Originator, the Master Servicer, any Servicer, any originator defined in the Prospectus Supplement, any swap or corridor contract counterparty, any credit enhancement provider described herein and any other material transaction party (excluding the Trustee and the Custodian) as may be mutually agreed between the Depositor and the Master Servicer from time to time for the purpose of complying with the requirements of the Commission.

Reporting Servicer: As defined in Section 13.04 of the Trust Agreement.

Reporting Subcontractor: With respect to the Master Servicer or the Securities Administrator, any Subcontractor determined by such Person pursuant to Section 13.08(b) of the Trust Agreement to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

Residual Certificates: The Class R, Class RX and Class RC Certificates.

Responsible Officer: When used with respect to the Securities Administrator or the Master Servicer, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Securities Administrator or the Master Servicer, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Trust Agreement. When used with respect to the Trustee, any officer of the Trustee having direct responsibility for the administration of this transaction, or to whom corporate trust matters are referred because of that officer’s knowledge of and familiarity with the particular subject.

Rule 144A: Rule 144A under the Securities Act.

Rule 144A Letter: As defined in Section 5.02(b) of the Trust Agreement.

Sale Agreement: The GreenPoint Sale Agreement.

Sarbanes-Oxley Certification: As defined in Section 13.06 of the Trust Agreement.

Scheduled Payment: With respect to each Mortgage Loan, the minimum scheduled payment due under the related mortgage note, net of any servicing fees and subservicing fees.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo, and if a successor securities administrator is appointed hereunder, such successor. So long as Wells Fargo shall be the Securities Administrator, if Wells Fargo shall resign or be terminated as Securities Administrator under the Trust Agreement, Wells Fargo shall simultaneously resign or be terminated as Master Servicer.

Seller: GreenPoint, in its capacity as seller under the Sale Agreement.

Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Subordinate Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month in which such Distribution Date occurs.

Senior Specified Enhancement Percentage: With respect to any Distribution Date (a) prior to the Distribution Date in January 2013, approximately 18.250% and (b) on or after the Distribution Date in January 2013, approximately 14.600%.

Sequential Trigger Event: Not Applicable.

Servicer: GreenPoint and Avelo, in each case, in its capacity as servicer under the related Servicing Agreement, or any successor servicer appointed pursuant to such Servicing Agreement.

Servicing Advances: As defined in the related Servicing Agreement.

Servicing Agreement: Each of the GreenPoint Servicing Agreement and the Avelo Servicing Agreement.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as the same may be amended from time to time.

Servicing Fee: As defined in the related Servicing Agreement.

Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate for such Mortgage Loan specified on the Mortgage Loan Schedule.

Servicing File: As defined in the applicable Servicing Agreement.

Servicing Function Participant: Any Subservicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer, the Trustee, the Securities Administrator and any Custodian, that is performing activities addressed by the Servicing Criteria.

Similar Law: As defined in Section 5.02(b) of the Trust Agreement.

Special Tax Consent: The written consent of the Holder of a Residual Certificate to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Holder’s Residual Certificate.

Special Tax Opinion: An Opinion of Counsel that a proposed transaction or activity will not (a) affect adversely the status of any REMIC as a REMIC or of the Regular Interests as the “regular interests” therein under the REMIC Provisions, (b) affect the payment of interest or principal on the Regular Interests, or (c) result in the encumbrance of the Mortgage Loans by a tax lien.

Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date but prior to the Distribution Date in January 2013, provided a Trigger Event is not in effect, an amount equal to the greater of (x) 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date and (y) the Overcollateralization Floor. On or after the Stepdown Date and on and after the Distribution Date in January 2013, provided a Trigger Event is not in effect, an amount equal to the greater of (x) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date and (y) the Overcollateralization Floor. On or after the Stepdown Date if a Trigger Event is in effect, the Specified Overcollateralized Amount will remain the same as the prior period’s Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Principal Balance of each Class of Offered Certificates has been reduced to zero, the Specified Overcollateralized Amount shall thereafter equal zero.

Standard & Poor’s or S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) of the Trust Agreement the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - GreenPoint Mortgage Funding Trust 2006-OH1, or such other address as Standard & Poor’s may hereafter furnish to the Depositor and the Servicer.

Standard Terms: These Standard Terms, as amended or supplemented, incorporated by reference in the Master Servicing and Trust Agreement.

Startup Day: The Closing Date.

Stated Principal Balance: As to each Mortgage Loan and as of any Determination Date, (i) the sum of (a) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received) and (b) any amount by which the Stated Principal Balance of the Mortgage Loan has been increased for Deferred Interest pursuant to the terms of the related Mortgage Note on or prior to the Distribution Date, minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Step 1 Assignment Agreement: Each of the (i) Assignment, Assumption and Recognition Agreement, dated as of December 1, 2006, between the Purchaser, GreenPoint and the Depositor; and (ii) Assignment, Assumption and Recognition Agreement, dated as of December 1, 2006, between the Purchaser, Avelo and the Depositor.

Step 2 Assignment Agreement: Each of the (i) Assignment, Assumption and Recognition Agreement, dated as of December 1, 2006, between the Depositor, the Master Servicer, the Trustee and GreenPoint; and (ii) Assignment, Assumption and Recognition Agreement, dated as of December 1, 2006, between the Depositor, the Master Servicer, the Trustee and Avelo.

Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in January 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, any Servicer, any subservicer or the Securities Administrator, as the case may be.

Subordinate Certificates: As specified in the Preliminary Statement.

Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

Substitution Adjustment Amount: With respect to any Servicing Agreement in which substitution is permitted, or with respect to a Mortgage Loan substituted by the Purchaser, an amount of cash received from the applicable Servicer or the Purchaser, as applicable, in connection with a substitution for a Deleted Mortgage Loan.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.05 of this Agreement, consisting of the Interest Rate Swap Agreement, subject to the obligation to pay amounts specified in Section 4.05.

Swap LIBOR: A per annum rate equal to One-Month LIBOR as determined under the Interest Rate Swap Agreement and adjusted to take into account the day count convention used to determine the Net Swap Receipt Amount from the Swap Provider and expressing such rate as so determined on a 30/360 basis.

Swap Provider: Barclays Bank PLC, a public limited company registered in England and Wales, and its successors in interest, and any successor swap provider under any replacement Interest Rate Swap Agreement.

Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

Tax Matters Person: The Holder of the Class RC, Class R and Class RX Certificates is designated as “tax matters person” of (i) the Lower-Tier REMIC, (ii) the Middle-Tier REMIC and the Upper-Tier REMIC and (iii) the Class RX REMICs, respectively, in the manner provided under Treasury Regulations Section 1.806F-4(d) and Treasury Regulations Section 301.6234(a)(7)-1.

Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

Terminating Purchase: The purchase of all Mortgage Loans and each REO Property owned by the Trustee on behalf of the Trust Fund pursuant to Section 11.01 of the Trust Agreement.

Termination Price: The greater of (i) Par Value and (ii) the Fair Market Value Price.

Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the related Remittance Date) or advanced on the Mortgage Loans for Due Dates during the related Due Period (net of Expense Fees) minus Net Swap Payment Amounts and any Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment over (ii) the sum of the interest payable to the Offered Certificates (other than the Residual Certificates) on such Distribution Date pursuant to Section 4.01(a)(i) of the Trust Agreement.

Transaction Documents: The Trust Agreement, the Assignment Agreements and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit: As defined in Section 5.02(c)(ii) of the Trust Agreement.

Transferor Certificate: As defined in Section 5.02(b) of the Trust Agreement.

Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the Mortgage Loans that are sixty (60) days delinquent or more, including Mortgage Loans in foreclosure, all REO properties and Mortgage Loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 38.75% of the Senior Enhancement Percentage as of the last day of the prior Due Period; or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
January 2009 - December 2009	0.200% for the first month, plus an additional 1/12th of 0.250% for each month thereafter

January 2010 - December 2010	0.450% for the first month, plus an additional 1/12th of 0.350% for each month thereafter

January 2011 - December 2011	0.800% for the first month, plus an additional 1/12th of 0.350% for each month thereafter

January 2012 - December 2012	1.150% for the first month, plus an additional 1/12th of 0.450% for each month thereafter

January 2013 - December 2013	1.600% for the first month, plus an additional 1/12th of 0.150% for each month thereafter

January 2014 and thereafter	1.750%

Trust: The express trust created under Section 2.01(c) of the Trust Agreement.

Trust Agreement or Agreement: The Master Servicing and Trust Agreement as supplemented by these Standard Terms.

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Excess Reserve Fund Account, the Certificate Account, and all amounts deposited therein pursuant to the applicable provisions of the Trust Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the rights of the Trustee on behalf of the Trust Fund under the Step 2 Assignment Agreements (including, without limitation, any rights conveyed therein to enforce the obligations of a Relevant Party under the respective Sale Agreement (including, without limitation, the rights to enforce a Relevant Party’s repurchase obligations with respect to any First Payment Default Mortgage Loan, subject to the limitations provided under Section 2.02 of the Trust Agreement)); (v) the rights of the Securities Administrator under the Interest Rate Swap Agreement; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing. The Trust Fund created hereunder is referred to as the GreenPoint Mortgage Funding Trust 2006-OH1.

Trust REMIC: As specified in the Preliminary Statement.

Trustee: Deutsche Bank, and its successors in interest and assigns, and, if a successor trustee is appointed hereunder, such successor.

Underwriters’ Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or amended by Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979, or any successor exemption.

Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates remaining unpaid prior to the current Distribution Date and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Upper-Tier Regular Interest: As described in the Preliminary Statement.

Upper-Tier REMIC: As described in the Preliminary Statement.

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of such Class in accordance with their respective Percentage Interests), and (c) the remaining Voting Rights shall be allocated among Holders of the each Class of Offered Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

Wells Fargo: Wells Fargo Bank, N.A., a national banking association, and its successors in interest and assigns.